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                                                                    Exhibit 10.6



                            FREEMARKETS ONLINE, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN


1.       PURPOSE OF THE PLAN.

         The purpose of the FreeMarkets OnLine, Inc. Amended and Restated Stock Incentive Plan (originally named the FreeMarkets OnLine, Inc. 1998 Stock Option
Plan) (the "Plan") is to promote the interests of FreeMarkets OnLine, Inc. (together with its subsidiaries, the "Company") and its stockholders by (i) attracting and retaining employees, officers, directors, consultants and advisors of outstanding ability, (ii) motivating such persons, by means of performance-related incentives, to achieve longer-range performance goals, and
(iii) enabling such persons to participate in the long-term growth and financial success of the Company. The original effective date of the Plan was March 2, 1998 ("Effective Date"). The effective date of this amendment and restatement is June 30, 1999 ("Restated Effective Date"). Except as otherwise specifically provided herein, and subject to Section 22 hereof, the Plan as amended and restated shall apply generally to Options (as defined in Section 3) granted prior to, as well as Options and Restricted Stock (as defined in Section 3) granted on and after, the Restated Effective Date.

2.       ADMINISTRATION.

         (a) Subject to the following paragraphs, the Plan shall be administered by the Board of Directors of the Company (the "Board") or by a Compensation Committee of the Board (the "Compensation Committee"). If the Board delegates to the Compensation Committee the authority to administer the Plan, the Compensation Committee shall be empowered to take all actions reserved to the Board under the Plan. The Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Board shall be conclusive, final and binding on all participants.

         (b) Following the registration by the Company of its Common Stock, par value $.01 per share ("Common Stock"), under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), should the Board delegate to the Compensation Committee the authority to administer the Plan, then such Compensation Committee shall consist solely of members of the Board who qualify as (i) "Non-Employee Directors" as defined under Rule 16b-3 under the Exchange Act and (ii) "outside directors" as defined under Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder, if and to the extent such qualification is necessary so that the grant or the exercise of awards made under the Plan will qualify for any tax or other material benefit to participants or the Company under applicable law.

         (c) Notwithstanding the foregoing, the Board may, subject to any limitations or restrictions the Board may impose from time to time, delegate to the Chief Executive Officer the authority to administer the Plan, including the authority to make grants of Options (as hereinafter defined) to employees of the Company and its subsidiaries who are not subject to the requirements of Section 16 of the Exchange Act and who are not expected to be subject to the limitations of Section 162(m) of the Code.


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3.       AWARDS.

         Awards under the Plan may be in the form of options which qualify as "incentive stock options" within the meaning of Section 422 or any successor provision of the Code ("Incentive Stock Options"), options which do not so qualify ("Nonqualified Options" and, collectively with Incentive Stock Options, "Options"), and stock which is subject to certain forfeiture risks and restrictions on transferability ("Restricted Stock"). Incentive Stock Options may be granted only to employees of the Company. Each award of an Option shall be designated in the applicable Option grant certificate as an Incentive Stock Option or a Nonqualified Option, as appropriate. If, notwithstanding its designation as an Incentive Stock Option, all or a portion of any Option does not qualify under the Code as an Incentive Stock Option, the portion which does not so qualify shall be treated for all purposes hereunder as a Nonqualified Option.

4.       SHARES SUBJECT TO THE PLAN.

         Subject to adjustment as provided in Section 9, the maximum aggregate number of shares of Common Stock that may be awarded under the Plan is 15,450,000 shares (plus any shares of Common Stock covered by any unexercised portion of terminated stock options granted under the FreeMarkets OnLine, Inc. 1996 Stock Incentive Plan (the "1996 Plan")), plus an automatic annual increase on the first day of each fiscal year of the Company beginning on or after January 1, 2001 and ending on or before December 31, 2008 equal to the lesser of
(i) 1,500,000 shares, (ii) three percent of the shares outstanding on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as is determined by the Board. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company and held in its treasury. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan or under the 1996 Plan, or by any award of Restricted Stock which is forfeited, may again be subject to new awards under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the Option shall be counted against the number of shares remaining available for the grant of awards under the Plan. At any time following the registration by the Company of its Common Stock under Section 12 of the Exchange Act, no participant shall be granted awards in respect of more than 2,000,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 9).

5.       PARTICIPANTS.

         The Board shall determine and designate from time to time those employees, directors, consultants and advisors of the Company or its subsidiaries who shall be awarded Options or Restricted Stock under the Plan and the number of shares of Common Stock to be covered by each such Option or Restricted Stock award, provided that any such consultants or advisors render bona fide services which are not in connection with the offer or sale of securities in a capital-raising transaction. In making its determinations, the Board shall take into account the present and potential contributions of the respective individuals to the success of the Company, and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan. Each award shall be evidenced by a written Option or Restricted Stock agreement or grant form ("Grant Instrument") as the Board shall approve from time to time.


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6.       FAIR MARKET VALUE.

         For all purposes under the Plan, the term "Fair Market Value" shall mean, as of any applicable date, (i) if the principal securities market on which the Common Stock is traded is a national securities exchange or The Nasdaq National Market ("NNM"), the closing price of the Common Stock on such exchange or NNM, as the case may be, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the Common Stock is not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (iii) if the principal securities market on which the Common Stock is traded is not a national securities exchange, NNM or The Nasdaq SmallCap Market, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; or
(iv) if the price of the Common Stock is not so reported, the Fair Market Value of the Common Stock as determined in good faith by the Board.

7.       GRANTS OF OPTIONS.

         (a) Exercise Price of Options. Incentive Stock Options shall be granted at an exercise price of not less than 100% of the Fair Market Value on the date of grant; provided, however, that Incentive Stock Options granted to a participant who at the time of such grant owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Company (a "10% Holder") shall be granted at an exercise price of not less than 110% of the Fair Market Value on the date of grant. Nonqualified Options shall be granted at an exercise price determined in each case by the Board.

         (b) Term and Termination of Options.

                  (1) The Board shall determine the term within which each Option may be exercised, in whole or in part, provided that (i) such term shall not exceed ten years from the date of grant; (ii) the term of an Incentive Stock Option granted to a 10% Holder shall not exceed five years from the date of grant; and (iii) the aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant under the Plan or any other plan of the Company and its subsidiaries become exercisable for the first time in any single calendar year shall not exceed $100,000.

                  (2) Unless otherwise determined by the Board, all rights to exercise Options shall terminate on the first to occur of (i) the scheduled expiration date as set forth in the applicable Grant Instrument, (ii) sixty days following the date of termination of employment or provision of services for any reason other than the death or permanent disability (as defined in the Code) of the participant, (iii) one year following the date of termination of employment or provision of services by reason of the participant's death or permanent disability, or (iv) as may be otherwise provided in the event of a Change of Control as defined in Section 11; provided, however, that in the event that an employee ceases to be employed by the Company due to a termination for "cause" (as defined in Section 7(b)(3)), all rights to exercise Options held by such employee shall terminate immediately as of the date such employee ceases to be employed by the Company.


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                  (3) As used in this Plan, the term "cause" shall mean a
finding by the Board that the employee has engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Company, including, without limitation, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, or the disclosure of trade secrets or confidential information of the Company to persons not entitled to receive such information.

         (c) Payment for Shares. Full payment for shares purchased upon exercise of Options granted under the Plan shall be made at the time the award is exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Board may approve, including, without limitation, (i) by the delivery to the Company by the participant of a promissory note containing such terms as the Board may determine, (ii) by the delivery to the Company by the participant of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the award, valued at the Fair Market Value of such shares on the date of exercise, or (iii) if the Common Stock is publicly traded, pursuant to a cashless exercise arrangement with a broker on such terms as the Board may determine; provided, however, that if payment is made pursuant to clause (i), the then par value of the purchased shares shall be paid in cash. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to Options held by such participant.

         (d) Other Terms and Conditions. The Board shall have the discretion to determine terms and conditions, consistent with the Plan, that will be applicable to Options, including, without limitation, performance-based criteria for acceleration of the date on which certain Options shall become exercisable. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions.

         (e) Substitution of Options. Options may be granted under the Plan from time to time in substitution for stock options of other entities ("Acquired Companies") in connection with the merger or consolidation of the Acquired Company with the Company, the acquisition by the Company of all or a portion of the assets of the Acquired Company, or the acquisition of stock of the Acquired Company such that the Acquired Company becomes a subsidiary of the Company.

8.       GRANTS OF RESTRICTED STOCK.

         The Board may issue or transfer shares of Common Stock to employees, directors, consultants or advisors under a grant of Restricted Stock, upon such terms as the Board deems applicable, including the provisions set forth below:

         (a) General Requirements. Shares of Common Stock issued or transferred pursuant to Restricted Stock grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria (including performance-based criteria) as the Board deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

         (b) Number of Shares. The Board shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Restricted Stock grant and the restrictions applicable to such shares.


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         (c) Requirement of Employment or Service. If the recipient of a
Restricted Stock grant ("Grantee") ceases to be employed by, or to provide service to, the Company during the Restriction Period, or if other specified conditions are not met, the Restricted Stock grant shall terminate as to all shares covered by the grant as to which the restrictions have not lapsed, and those shares of Common Stock shall be canceled in exchange for the purchase price, if any, paid by the Grantee for such shares. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, donate, pledge or otherwise dispose of the shares of Restricted Stock. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the applicable restrictions. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares of Restricted Stock subject to restrictions when all restrictions on such shares have lapsed. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

         (e) Right to Vote and to Receive Dividends. During the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

         (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Stock grants, that the restrictions shall lapse without regard to any Restriction Period.

9.       ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

         The number and kind of shares subject to outstanding awards, the exercise price applicable to Options previously awarded, and the number and kind of shares available subsequently to be granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Plan or the awards granted under the Plan. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

10.      RIGHT OF FIRST REFUSAL; RIGHT TO REPURCHASE.

         (a) At any time prior to the registration by the Company of its Common Stock under Section 12 of the Exchange Act, the Company shall have a right of first refusal with respect to any proposed sale or other disposition by participants (and their successors in interest by purchase, gift or other mode of transfer) of any shares of Common Stock issued to them under the Plan which are transferable. Such right shall be exercisable by the Company in accordance with the terms and conditions established by the Board.

         (b) At any time prior to the registration by the Company of its Common Stock under Section 12 of the Exchange Act, in the event that an employee is terminated for cause (as defined in Section 7(b)(3)), the Company shall have the right, exercisable within ninety (90) days following such termination, to repurchase any shares of Common Stock issued to such terminated employee under the Plan for the purchase price paid by such terminated employee for such shares of Common Stock.


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11.      DEFINITION OF CHANGE OF CONTROL.

         For purposes of this Plan, a "Change of Control" shall mean the occurrence of any of the following events:

         (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than the Company or an employee benefit plan of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

         (b) the approval by the shareholders of the Company of a reorganization, merger, consolidation or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

         (c) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

         (d) individuals who, as of the Restated Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors when comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

12.      CONSEQUENCES OF A CHANGE OF CONTROL.

         (a) Upon a Change of Control, (i) each outstanding Option shall be assumed by the Acquiring Corporation (as defined below) or parent thereof or replaced with a comparable option or right to purchase shares of the capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the "Replacement Options"), and (ii) each share of Restricted Stock shall be converted to a comparable restricted grant of capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property (such assumed and comparable restricted grants, together, the "Replacement Restricted Stock"), provided, however, that if the Acquiring Corporation or parent thereof does not agree to grant Replacement Options and Replacement Restricted Stock, then all outstanding Options which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and all restrictions


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and conditions on any Restricted Stock which has been granted under the Plan shall lapse upon the effective date of the Change of Control. The term "Acquiring Corporation" means the surviving, continuing, successor or purchasing corporation, as the case may be. The Board may determine in its discretion (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 12(a) and any that become exercisable under Section 12(b)) will be required to surrender them in exchange for a payment by the Company, in cash or Common Stock as determined by the Board, of an amount equal to the amount (if any) by which the then Fair Market Value of Common Stock subject to unexercised Options exceeds the exercise price of those Options, with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

         (b) In the event that Replacement Options and Replacement Restricted Stock are granted pursuant to Section 12(a) hereof, then 50% of the outstanding Options granted under the Plan after the Restated Effective Date ("New Options") which are not exercisable immediately prior to the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and the restrictions and conditions on 50% of any Restricted Stock granted under the Plan which have not lapsed immediately prior to the effective date of the Change of Control shall lapse immediately upon the effective date of the Change of Control. For purposes of this provision, the 50% acceleration and lapse provisions shall be applied pro rata to all unvested New Options, and to all Restricted Stock, respectively, held by each participant, regardless of when granted.

         (c) Any Options that are not assumed or replaced by Replacement Options, exercised or cashed out prior to or concurrent with a Change of Control will terminate effective upon the Change of Control or at such other time as the Board deems appropriate.

         (d) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, no action described in the Plan shall be taken (including, without limitation, actions described in subsections (a), (b) and (c) above) if such actions would make the Change of Control ineligible for "pooling of interests" accounting treatment or would make the Change of Control ineligible for desired tax treatment if, in the absence of such actions, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to such Change of Control.

13.      TRANSFERABILITY OF OPTIONS.

         Unless otherwise determined by the Board with respect to Nonqualified Options, Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during a participant's lifetime only by the participant.

14.      WITHHOLDING.

         The Company shall have the right to deduct any taxes required by law to be withheld in respect of awards granted under the Plan from amounts paid to a participant in cash as salary, bonus or other compensation. In the Board's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, a number of shares of Common Stock the aggregate Fair Market Value of which does not exceed the applicable withholding rate for federal (including FICA), state and local tax liabilities. Such election must be in a form and manner prescribed by the Board.


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15.      CONSTRUCTION OF THE PLAN.

         The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely by the Board. Any determination by the Board shall be final and binding on all participants. The Plan shall be governed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of such laws.

16.      NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT.

         No person shall have any claim of right to be granted an Option or Restricted Stock under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or as giving any consultant, advisor or director any right to continue to serve in such capacity.

17.      AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES.

         Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

18.      NO STRICT CONSTRUCTION.

         No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any award granted under the Plan or any rule or procedure established by the Board.

19.      CAPTIONS.

         All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.



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20.      SEVERABILITY.

         Whenever possible, each provision in the Plan and every award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other award at any time granted under the Plan shall remain in full force and effect.

21.      LEGENDS.

         All certificates for Common Stock delivered under the Plan shall be subject to such transfer and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

22.      AMENDMENT.

         The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or awards granted to directors, executive officers or other persons with Rule 16b-3 promulgated under the Exchange Act or any successor rule. The Board may not modify any Options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders, except in accordance with the provisions of Sections 9, 12 or 23.

23.      MODIFICATION FOR GRANTS OUTSIDE THE U.S.

         The Board may, without amending the Plan, modify grants of Options or Restricted Stock to participants who are foreign nationals or employed outside the United States in order to recognize differences in local law or regulations, tax policies or customs.

24.      EFFECTIVE DATE; TERMINATION OF PLAN.

         The Plan was effective on March 2, 1998. The Restated Effective Date is June 30, 1999, provided the stockholders of the Company approve the Plan at the Annual Meeting of Stockholders held on such date. The Plan shall terminate on March 1, 2008, unless it is earlier terminated by the Board. Termination of the Plan shall not affect awards previously granted under the Plan.



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